UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ROMAN DBDR TECH ACQUISITION CORP.

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Media Contact
Wes Robinson
626-201-2928
wrobinson@olmsteadwilliams.com

CompoSecure Debuts its Arculus™ Business Solution,
for Safe, Simple and Secure Multi-factor Authentication Security

Arculus provides seamless and strong key-based security protection for a variety of market sectors, such as cryptocurrency exchanges, banking, mobile gaming, gambling, e-commerce and identity theft

LAS VEGAS – October 25, 2021 – CompoSecure, L.L.C. (“CompoSecure”), a leading provider of premium financial payment cards and emergent provider of cryptocurrency storage and security solutions, today launched its new ArculusTM business solution, enabling businesses and their customers to protect customer data, and reduce fraud and online hacking. The B2B technology will be debuting for the first time at Money 20/20 in Las Vegas on October 24-27 at booth #5418. Working with Nok Nok™ Labs, Inc., a pioneer and leader in passwordless authentication, CompoSecure has developed this FIDO©-enabled “internet ID and payment card” technology is a virtual key for the authentication of a user into almost any digital service (e.g., website, mobile app, digital payment, social media, etc.).

eCommerce is a prime use case for Arculus, as global retail sales are expected to reach $4.9 trillion this year. The Arculus multi-factor identity authentication can significantly stem the flood of payment fraud that happens every year, which is estimated to cost merchants $40.62 billion in losses by 2027.

“Every business that has a digital interaction with a customer would benefit from a strong customer identity and authentication platform like Arculus – it will simply be the cost of doing business in the future,” said Jon Wilk, CEO of CompoSecure, which previously announced its proposed merger with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR), a special purpose acquisition company. “Imagine a world in the not-so-distant future where businesses can verify that purchases were actually made by the authorized user using a personalized and universal digital identity. Arculus is the first step towards this vision that can reduce charge-backs for merchants, identity theft for customers and online hacking.”

Digital Identity Protection and Authentication

Any business with a digital footprint can benefit from Arculus technology. Whether it is verifying a user’s identity or protecting customer data, Arculus can improve the business’ security, privacy and user experience. Arculus expects to integrate its digital security technology seamlessly into a business’ legacy payment platform, providing strong key-based security. Arculus expects to provide added security across a wide range of sectors. Here are a few examples:

●	Identity Protection – Identity theft cases cost $502.5 billion in 2019, increased 42 percent to $712.4 billion in 2020 and are expected to rise again this year to $721.3 billion. The ability to provide identity protection is central to the next generation of digital interactions with consumers. Arculus can be used to provide personalized and customizable “verifiable claims,” where user identity is validated to reduce fraud.
●	Payments – Arculus authentication provides added security to touchless payments and online “card-not-present” transactions. This technology is expected to reduce chargebacks and fraudulent use for merchants and provide better security and ease of use for consumers. Adding Arculus capabilities is expected to make it significantly easier for businesses to onboard new customers, eliminate the annoying text code confirmation process and provide a better customer experience at checkout.

Media Contact
Wes Robinson
626-201-2928
wrobinson@olmsteadwilliams.com

●	Online Banking - More and more consumers are banking digitally and need both convenience and protection. The “internet ID and payment card” provides a strong credential for secure transactions that can be embedded into other identity verification systems, such as banking mobile apps using FIDO.
●	eGaming - Arculus aims to provide much needed security relief for the 2.9 billion eGamers worldwide as the $175 billion gaming industry experienced an increase of 393% in fraud globally. Arculus expects to not only protect, but also improve, eGaming payment ecosystems and may also add cryptocurrencies as a payment alternative.
●	Online Gambling - Internet gambling providers will have the ability to add Arculus multi-factor authentication to streamline security without compromising ease of use for higher-value bets and transactions while reducing fraud.

A New White-label Cryptocurrency Cold Storage Solution

In September 2021, the first Arculus technology solution launched with the Arculus KeyTM card, a cryptocurrency cold storage solution that connects to the Arculus WalletTM mobile app via an encrypted NFC connection. This solution provides intuitive controls, advanced security protection and the ability to manage multiple cryptocurrency wallets in one easy-to-use mobile app.

Now, businesses can offer a white-labeled version of this non-custodial key management wallet that provides the same security, privacy and ease of use as the Arculus Key card and mobile Wallet app. Cryptocurrency exchanges, financial institutions and other fintechs can add their own branding to the platform, offering customers safe storage of their cryptocurrency in the Arculus-powered wallet.

Arculus and its software development kit (SDK) will integrate directly with both custodial (the exchange stores a user’s keys) and non-custodial (the keys are held privately by the user) cryptocurrency exchange platforms. Custodial platforms can expect maximum protection through FIDO authentication with password-less login. For non-custodial exchange platforms, Arculus can provide the power of its full key signing capability.

CompoSecure will be providing demonstrations of the Arculus technology platform for businesses at Money 20/20 at The Venetian Resort in Las Vegas in booth #5418, as well as showcase the Arculus Key card capabilities in a product spotlight at the event. For more information, please visit: www.getarculus.com/business-solutions/

On April 19, 2021, CompoSecure announced that it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR). Upon closing of the proposed merger, the combined company will operate as CompoSecure, Inc. and plans to trade on the Nasdaq stock market. The transaction reflects a pro forma enterprise value for the combined company of approximately $1.2 billion. The transaction is expected to close in the fourth quarter of 2021 and remains subject to approval by Roman DBDR stockholders and other customary closing conditions.

Media Contact
Wes Robinson
626-201-2928
wrobinson@olmsteadwilliams.com

About CompoSecure and Arculus

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, swap, send and receive cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.GetArculus.com.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. While the company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the technology, media and telecom (“TMT”) industries. The company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

Media Contact
Wes Robinson
626-201-2928
wrobinson@olmsteadwilliams.com

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the preliminary proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Press Release is based on the estimates of CompoSecure and Roman DBDR management.

Media Contact
Wes Robinson
626-201-2928
wrobinson@olmsteadwilliams.com

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a preliminary proxy statement with the SEC. A definitive proxy statement will be sent to stockholders of Roman DBDR seeking approval of the proposed merger. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: Marc P. Griffin, ICR for CompoSecure, 646-277-1290, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the preliminary, and will be included in the definitive, proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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